EXHIBIT 10-5

                                                                                                       Attachment 1B

THE CLOROX COMPANY

1996 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

NOTICE OF STOCK OPTION GRANT

The Clorox Company, a Delaware company (the “Company”), grants to the Optionee named below an option (the “Option”) to purchase, in accordance with the terms of The Clorox Company 1996 Stock Incentive Plan (the “Plan”) and this Agreement, the number of shares of Common Stock of the Company (the “Shares”) at the exercise price per share (the “Exercise Price”) set forth as follows:

OPTIONEE
OPTIONS GRANTED
GRANT CODE
EXERCISE PER SHARE
DATE OF GRANT
EXPIRATION DATE	[10 years after grant date]
VESTING SCHEDULE	25% on each of the first four anniversaries of the Date of Grant

AGREEMENT

Grant of Option.  The Company hereby grants to the Optionee the Option to purchase the Shares at the Exercise Price, subject to the terms, definitions and provisions of the Plan and this Agreement.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Exercise of Option.

Right to Exercise.  This Option shall be exercisable prior to the expiration date set forth in the Notice of Stock Option Grant above (the “Expiration Date”), in accordance with the vesting schedule set forth in the Notice of Stock Option Grant above (the “Vesting Schedule”) and with the applicable provisions of the Plan and this Agreement.  Notwithstanding any other provision of this Agreement, in no event may this Option be exercised after the Expiration Date.

Method of Exercise.  This Option shall be exercisable only by delivery of an Exercise Notice (printable from the Clorox Web at http://CLOROXWEB/hr/stock/ or available from the Company’s designee) which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised and such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Administrator.  Such Exercise Notice shall be signed by the Optionee and shall be delivered by mail or fax, to the Company’s designee accompanied by payment of the Exercise Price.  The Option shall be deemed to be exercised upon receipt by the Company’s designee of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all Applicable Laws.  Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

Taxes.  No Shares will be issued to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Company or its designee for the satisfaction of applicable foreign, federal, state, and local income and employment tax withholding obligations.

Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee; provided, however, that such exercise method does not then violate an Applicable Law:

Check

Surrender of shares of Common Stock of the Company (including withholding of Shares otherwise deliverable upon exercise of this Option) which have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price).

Delivery of a properly executed Exercise Notice together with such other documentation as the Company or its designee shall require to effect an exercise of the Option and delivery to the Company or its designee of the sale or loan proceeds required to pay the Exercise Price.

Termination.  If the Optionee’s Continuous Service terminates (“Termination”), to the extent the Optionee is entitled to exercise this Option in accordance with the Vesting Schedule on the Termination date, the Optionee may exercise this Option during the applicable Termination Exercise Period described in Section 5 below.  However, if the Termination date is more than 12 months from the date of grant set forth in the Notice of Stock Option Award and if the Optionee is age 55 years or older with at least 10 years of Vesting Service or has at least 20 years of Vesting Service, then this Option shall vest in its entirety on the Termination date.  This Option shall be subject to the provisions of Section 10 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction, Change in Control or Subsidiary Disposition.

Termination Exercise Period.

For the purposes of this Agreement, the “Termination Exercise Period” shall be as follows:

If Termination occurs for reasons other than death or disability and if the Optionee is age 55 or older with at least 10 years of Vesting service or has at least 20 years of Vesting service, the Termination Exercise Period shall be the period ending on the fifth anniversary of the Termination date (and in no event later than the Expiration Date).

Disability.  If the Optionee’s Continuous Service terminates as a result of his or her disability, the Termination Exercise Period shall be the twelve-month period immediately following, the Termination Date (and in no event later than the Expiration Date), to the extent the optionee was otherwise entitled to exercise it on the Termination date.  To the extent that the Optionee was not entitled to exercise the Option on the Termination date, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

Death.  If the Optionee’s Continuous Service terminates as a result of his or her death or if the Optionee dies during the Termination Exercise Period, the Option may be exercised at any time within twelve months following the date of death (and in no event later than the Expiration Date), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

Other than as set forth in subparagraph (a) immediately above, the Termination Exercise Period shall be the three-month period immediately following the Termination date (and in no event later than the Expiration Date) or such period as may be applicable upon death or disability of the Optionee as provided in this Agreement.

Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

Protection of Trade Secrets and Limitations on Exercise.

Definitions.

“Affiliated Company”  means any organization controlling, controlled by or under common control with the Company.

“Confidential Information”means technical or business information not readily available to the public or generally known in the trade, including inventions, developments, trade secrets and other confidential information, knowledge, data and know-how of the company or any Affiliated Company, whether or not they originated with the Optionee, or information which the Company or any Affiliated Company received from third parties under an obligation of confidentiality.

“Conflicting Product”means any product, process, machine, or service of any person or organization, other than the Company or any Affiliated Company, in existence or under development that (1) resembles or competes with a product, process, machine, or service upon or with which the Optionee shall have worked during the two years prior to the Optionee’s termination of employment with the Company or any Affiliated Company or (2) with respect to which during that period of time the Grantee, as a result of his/her job performance and duties, shall have acquired knowledge of Confidential Information, and whose use or marketability could be enhanced by application to it of Confidential Information.  For purposes of this section, it shall be conclusively presumed that the Optionee has knowledge of information to which s/he has been directly exposed through actual receipt or review of memorandum or documents containing such information or through actual attendance at meetings at which such information was discussed or disclosed.

“Conflicting Organization”means any person or organization that is engaged in or about to become engaged in research on or development, production, marketing or selling of a Conflicting Product.

     Right to Retain Shares Contingent on Continuing Non-Conflicting Employment.  In partial consideration for the award of this Option, the Optionee agrees that the Optionee’s right to exercise this Option is contingent upon the Optionee refraining, for a period of one year after the date of exercise, from rendering services, directly or indirectly, as director, officer, employee, agent, consultant or otherwise, to any Conflicting Organization except a Conflicting Organization whose business is diversified and that, as to that part of its business to which the Optionee renders services, is not a Conflicting Organization, provided that the Company shall receive separate written assurances satisfactory to the Company from the Optionee and the Conflicting Organization that the Optionee shall not render services during such period with respect to a Conflicting Product.  If, on the date of exercise or at any time within one year after the date of exercise of all or any portion of the Option, the Optionee shall render services to any Conflicting Organization other than as expressly permitted herein, the Optionee shall immediately return to the Company the Shares or the pre-tax income derived from any disposition of the Shares.  THE OPTIONEE UNDERSTANDS THAT THIS PARAGRAPH IS NOT INTENDED TO AND DOES NOT PROHIBIT THE GRANTEE FROM RENDERING SERVICES TO A CONFLICTING ORGANIZATION, BUT PROVIDES FOR RETURN TO THE COMPANY OF THE GROSS TAXABLE PROCEEDS OF AN EXERCISE OF THE OPTION IF THE OPTIONEE SHOULD CHOOSE TO RENDER SUCH SERVICES WITHIN ONE YEAR AFTER EXERCISE.

     No Interference or Solicitation.  In partial consideration for the award of this Option and to forestall the disclosure or use of Confidential Information, the Optionee agrees that for a period of one year after termination of his/her employment, s/he shall not, for himself/herself or any third party, directly or indirectly (i) divert or attempt to divert from the Company (or any Affiliated Company) any business of any kind in which it is engaged, including, without limitation, the solicitation of its customers as to Conflicting Products, or interference with any of its suppliers or customers (collectively, “Interfere”), or (ii)  solicit for employment any person employed by the Company, or by any Affiliated Company, during the period of such person’s employment and for a period of one year after the termination of such person’s employment with the Company or any Affiliated Company (collectively, “Solicit”).

     Injunctive and Other Available Relief.  By acceptance of this Option, the Optionee acknowledges that, if the Optionee were to breach or threaten to breach his/her obligation hereunder not to Interfere or Solicit, the harm caused to the Company by such breach or threatened breach would be, by its nature, irreparable because, among other things, damages would be significant and the monetary harm that would ensue would not be able to be readily proven, and that the Company would be entitled to injunctive and other appropriate relief to prevent threatened or continued breach and to such other remedies as may be available at law or in equity.

Entire Agreement – Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Agreement constitute the entire Agreement of the parties with respect to this stock option award and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.  This Agreement is governed by California law.

Headings.  The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Option for construction or interpretation.

Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or by the Company forthwith to the Board or the Administrator that administers the Plan, which shall review such dispute at its next regular meeting.  The resolution of such dispute by the Board or the Administrator shall be final and binding on all persons.

THE CLOROX COMPANY

By:

                                                                                                                                Title:       CEO and President

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

The Optionee acknowledges that a copy of the Plan, Plan Information and the Company’s Annual Report and Proxy Statement for the fiscal year ended June 30, 2002 (the “Prospectus Information”) are available for viewing on the Company’s Cloroxweb site at http://CLOROXWEB/hr/stock/. The Optionee hereby consents to receive the Prospectus Information electronically, or, in the alternative, to contact the HR Service Center at 1-800-709-7095 to request a paper copy of the Prospectus Information.  The Optionee represents that s/he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  The Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.  The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:______________________________   Signed:___________________________________

                                                                                                        Optionee

                                                        Residence Address:

                                                        ___________________________________

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